SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

FINCH THERAPEUTICS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.
☐Fee paid previously with preliminary materials
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FINCH THERAPEUTICS GROUP, INC.

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

SUPPLEMENT DATED MAY 11, 2023 TO THE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2023

This supplement to the proxy statement (this “Supplement”) for the Annual Meeting of Stockholders (the “Annual Meeting”) of Finch Therapeutics Group, Inc. (the “Company”) is dated May 11, 2023, and supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) and made available to stockholders on April 26, 2023.

This Supplement is being filed with the SEC and being made available to stockholders on May 11, 2023. The information in this Supplement is in addition to the information provided by the Proxy Statement and, except for the changes referenced herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal 2 from Stockholder Consideration

On May 11, 2023, the Company filed a Current Report on Form 8-K announcing that the Audit Committee (the “Audit Committee”) of its Board of Directors (the “Board”) had approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective May 12, 2023, and approved the engagement of Wolf & Company, P.C. (“Wolf”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

As a result of the change of independent registered public accounting firm, the Board has determined to withdraw Proposal 2 from the agenda for the Annual Meeting. Proposal 2 called for a vote on the ratification of the selection by the Audit Committee of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Company does not intend to submit at the Annual Meeting any other proposal for ratification of the appointment of its independent registered public accounting firm.

As a result of the removal of Proposal 2, the Company notes the following matters regarding voting:

•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 1 (Election of Directors) will remain valid and in effect, and will be voted as directed;

•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 2 will not be voted on Proposal 2;

•
proxy cards or voting instructions previously received and providing directions for the voting on Proposal 3 (Approval of the Amendment to the Company's Certificate of Incorporation to Effect a Reverse Stock Split at a Ratio of 1-for-30) will remain valid and in effect, and will be voted as directed;

•
the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 2; and

•
if you already submitted a proxy card or voting instructions through the internet at www.proxypush.com/FNCH or by telephone at 1-866-670-1312, you do not need to resubmit a proxy card or voting instructions with different directions, unless you wish to change the votes you previously cast on Proposals 1 or 3.

Supplemental Disclosure for the Proxy Statement

The Company is providing the following information to stockholders as supplemental disclosure to the Proxy Statement, which has been reported by the Company in a Current Report on Form 8-K that was filed with the SEC on May 11, 2023.

On May 8, 2023, the Audit Committee approved the dismissal of Deloitte as the Company’s independent registered public accounting firm, effective May 12, 2023, and approved the engagement of Wolf as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee’s decision was made with the goal of reducing ongoing costs related to the Company’s annual audit. As a result of the engagement of Wolf, the Company no longer expects that representatives of Deloitte will attend the Annual Meeting.

The reports of Deloitte on the Company’s consolidated financial statements for the years ended December 31, 2021 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that the report dated March 23, 2023 contained the following explanatory paragraph:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations incurred since inception, the expectation of continuing operating losses for the foreseeable future, and uncertainty around the shift in business strategy, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the years ended December 31, 2021 and 2022, and through May 8, 2023, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports.

During the years ended December 31, 2021 and 2022, and through May 8, 2023, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed, in connection with its initial public offering, the Company identified a material weakness in its internal control over financial reporting as of December 31, 2019 related to: (1) an ineffective control environment, including a lack of sufficient accounting personnel and personnel with financial reporting expertise; (2) ineffective controls over cutoff, recording and classification of certain accounts, and the valuation and recognition of intangible assets acquired in a business combination that occurred in 2017; (3) ineffective risk assessment controls, including those policies and practices that would identify changes in business practices, which could significantly impact the Company’s consolidated financial statements and system of internal controls; and (4) ineffective monitoring of controls related to the financial close and reporting process. This material weakness was remediated as of December 31, 2021.

During the years ended December 31, 2021 and 2022, and through May 8, 2023, neither the Company nor anyone acting on its behalf consulted Wolf regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Wolf concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the SEC and made available the Proxy Statement, proxy card and documents incorporated by reference to the Company’s stockholders on April 26, 2023. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available at www.proxydocs.com/FNCH.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings free of charge at the SEC’s website at www.sec.gov. You may also access the Company’s proxy statement and annual report on Form 10-K at ir.finchtherapeutics.com.